EXHIBIT 99.1

InsPro Technologies Corporation Announces First Quarter 2013
Financial Results

Radnor, PA – May 15, 2013 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading provider of Life and Health core policy administration software that enables insurance carriers and third party administrators to quickly respond to evolving market needs, improve customer service and reduce operating cost today announced its financial results for the quarter ended March 31, 2013.

First Quarter 2013 Highlights

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Revenues from continuing operations increased 92% to $4,592,823 in the first quarter of 2013, compared to $2,392,927 in the first quarter of 2012 due to increases in Professional Services, ASP/Hosting and Maintenance revenues and a $1,200,000 license fee recognized upon the completion of the implementation of InsPro Enterprise™ for a client.

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Loss from continuing operations was $64,791 in the first quarter of 2013, compared to a loss of $744,517 in the first quarter of 2012.  The results from continuing operations in 2013 were favorably impacted by the growth in revenue partially offset by higher expenses.

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Net loss was $238,492 in the first quarter of 2013, compared to net loss of $466,896 in the first quarter of 2012. The first quarter 2013 net loss included a non cash loss on the change of the fair value of warrant liability of $279,799 while the first quarter 2012 net loss included a non cash gain of $124,545 on the change in the fair value of the warrant liability.

Anthony R. Verdi, Chief Executive Officer, stated, “The first quarter met our expectations as we continued delivering real value to our growing client base while investing heavily to enhance the breadth and depth of our software platform, InsPro Enterprise.  Earlier in the first quarter we jointly announced the expansion of an important strategic partnership and the availability of Annuity product support, both representing public validation of our mission to provide the most comprehensive technology solution available to the Life and Health insurance policy administration market.”

About InsPro Enterprise

InsPro Enterprise, a Life and Health insurance policy administration system, is a single technology solution used to manage all insurance processing requirements supporting multiple product lines as well as hybrid products for both group and individual policies on a single web-based platform. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular componentized basis to address immediate areas of concern. The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise software, an end-to-end web-based policy administration system used by insurance carriers and third party administrators.  By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower costs, increase customer satisfaction and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding  current and future capabilities and products supported, quality and growth potential of our technology platform, including related services, and providing the financial support and other resources needed to demonstrate the strength of this growing technology business and to continue to reinvest in the product. Forward-looking statements provide InsPro Technologies Corporation current expectations or forecasts of future events. Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies’ most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations

Contact:

Anthony R. Verdi, CEO
484-654-2200
finance@inspro.com

– financial tables to follow –

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2013	2012

Revenues	$4,592,823	$2,392,927

Cost of revenues	3,233,417	2,025,949

Gross profit	1,359,406	366,978

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	651,964	561,578
Advertising and other marketing	56,172	32,532
Depreciation and amortization	177,172	207,835
Rent, utilities, telephone and communications	93,421	91,324
Professional fees	267,178	101,758
Other general and administrative	178,290	116,468

	1,424,197	1,111,495

Loss from operations	(64,791)	(744,517)

Gain from discontinued operations	113,753	153,842

Other income (expense):
Gain (loss) on the change of the fair value of warrant liability	(279,799)	124,545
Interest income	-	2,284
Interest expense	(7,655)	(3,050)

Total other income (expense)	(287,454)	123,779

Net loss	$(238,492)	$(466,896)

Net income (loss) per common share - basic and diluted:
Income (loss) from operations	$(0.01)	$(0.01)
Gain from discontinued operations	0.00	0.00
Net loss per common share	$(0.01)	$(0.01)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2013	December 31, 2012
ASSETS

CURRENT ASSETS:
Cash	$3,085,772	$3,347,689
Accounts receivable	2,376,054	1,706,414
Prepaid expenses	240,882	236,719
Other current assets	7,427	1,723
Assets of discontinued operations	40,475	63,519

Total current assets	5,750,610	5,356,064

Property and equipment, net	1,313,759	1,422,043
Other assets	70,000	70,000

Total assets	$7,134,369	$6,848,107

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Note payable	$525,000	$551,985
Accounts payable	1,136,110	1,561,403
Accrued expenses	585,218	523,324
Current portion of capital lease obligations	58,814	61,849
Deferred revenue	2,311,056	1,680,833

Total current liabilities	4,616,198	4,379,394

LONG TERM LIABILITIES:
Warrant liability	511,999	225,000
Capital lease obligations	66,278	83,510

Total long term liabilities	578,277	308,510

Total liabilities	5,194,475	4,687,904

SHAREHOLDERS' EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 3,309,378 and 3,297,378 shares issued and outstanding (liquidation value $9,928,134 and $9,892,134)	6,617,812	6,617,812
Common stock ($.001 par value; 300,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	43,335,521	43,317,338
Accumulated deficit	(50,919,086)	(50,680,594)

Total shareholders' equity	1,939,894	2,160,203

Total liabilities and shareholders' equity	$7,134,369	$6,848,107

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31
	2013	2012
Cash Flows From Operating Activities:
Net (loss) income	$(238,492)	$(466,896)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	177,172	207,835
Stock-based compensation	18,183	25,377
Loss (Gain) on change of fair value of warrant liability	279,799	(124,545)
Changes in assets and liabilities:
Accounts receivable	(669,640)	(28,383)
Prepaid expenses	(4,163)	24,907
Other current assets	(5,704)	1,640
Accounts payable	(425,293)	71,638
Accrued expenses	61,894	(171,617)
Deferred revenue	630,223	778,700
Assets of discontinued operations	23,044	32,209

Net cash (used in) / provided by operating activities	(152,977)	350,865

Cash Flows From Investing Activities:
Purchase of property and equipment	(68,888)	(118,904)

Net cash used in investing activities	(68,888)	(118,904)

Cash Flows From Financing Activities:
Gross proceeds from sale of preferred stock and warrants	36,000	-
Fees paid in connection with sale of preferred stock and warrants	(28,800)	-
Payments on notes payable	(26,985)	(8,586)
Payments on capital leases	(20,267)	(29,707)

Net cash used in financing activities	(40,052)	(38,293)

Net (decrease) increase in cash	(261,917)	193,668

Cash - beginning of the period	3,347,689	3,702,053

Cash - end of the period	$3,085,772	$3,895,721